Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Item 8. Exhibits” and to the use of our report dated April 30, 2025, with respect to our audits of consolidated financial statements of Genius Group Limited and its subsidiaries as of December 31, 2024 and for the year ended, December 31, 2024, which report appears in this Form S-8 filed with the Securities and Exchange Commission.

June 6, 2025

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